UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2015
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
Halyard Health, Inc. (the “Company”) announced its results of operations for the three months ended March 31, 2015 in a press release dated May 4, 2015 that is attached and incorporated herein by reference as Exhibit 99.1.
The information, including exhibits attached hereto in Item 2.02 of this Current Report, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 5.07    Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Stockholders on April 30, 2015. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.
The stockholders elected each of the two nominees to the Board of Directors for a three-year term by a plurality of the votes cast:

Director	For	Withheld	Broker Non-Votes
Gary D. Blackford	24,720,242	3,977,033	11,959,407
Patrick J. O’Leary	24,718,130	3,980,149	11,959,407
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm to audit the Company’s 2015 financial statements:

For	40,243,519
Against	147,969
Abstain	266,197
Broker Non-Votes	0
The stockholders approved the advisory resolution approving executive compensation:

For	27,147,971
Against	1,310,931
Abstain	239,377
Broker Non-Votes	11,959,407
The stockholders voted to have the Company hold a vote every year to approve the compensation for the Company’s named executive officers on a non-binding, advisory basis:

One Year	27,678,789
Two Years	231,824
Three Years	509,446
Abstain	277,997
Broker Non-Votes	11,959,407
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No. 99.1. Press release issued by Halyard Health, Inc. on May 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

Date:	May 4, 2015	By:	/s/ S. Ross Mansbach
S. Ross Mansbach Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No. 99.1. Press release issued by Halyard Health, Inc. on May 4, 2015.